UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008 (May 21, 2008)

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2008, at the annual meeting of the stockholders of Universal Health Services, Inc. (the “Company”), an amendment to the Company’s 2005 Stock Incentive Plan (the “Plan”) and an amendment to the Company’s Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan (the “ERSPP”) were approved by the Company’s stockholders. The Board of Directors of the Company had previously adopted the amendments, subject to stockholder approval, on March 19, 2008. The amendment to the Plan increased in the maximum number of shares of the Company’s Class B Common Stock that may be issued under the Plan by 3,000,000 shares from 4,000,000 shares to 7,000,000 shares. The amendment to the ERSPP increased in the maximum number of shares of the Company’s Class B Common Stock that may be issued under the ERSPP by 600,000 shares from 1,200,000 shares to 1,800,000 shares (calculated without taking into account 399,832 shares that have been cancelled and will not be reissued under the ERSPP).

A copy of the amended and restated Plan is filed with this report as Exhibit 99.1 and a copy of the second amended and restated ESRPP is filed with this report as Exhibit 99.2 and both are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Amended and Restated 2005 Stock Incentive Plan

99.2	Second Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Alan B. Miller
Name:	Alan B. Miller
Title:	Chairman of the Board, President and
Chief Executive Officer

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President and
Chief Financial Officer

Date: May 22, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated 2005 Stock Incentive Plan

99.2	Second Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan